UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 13, 2014

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 13, 2014, the Federal Reserve Bank of New York (the “FRB”), the primary regulator of Intervest Bancshares Corporation (the “Company”), publicly announced the termination of the written agreement, dated as of January 14, 2011 (the “Formal Agreement”), between the Company and the FRB. The termination was effective March 7, 2014. The FRB has advised the Company that the decision to terminate the Formal Agreement was based on the examiners’ assessment that all provisions of the Formal Agreement had been satisfied.

The execution of the Formal Agreement and a summary of the material terms thereof were disclosed in the Company’s Current Report on Form 8-K filed on January 20, 2011, which summary is qualified by reference to the full text of the Formal Agreement filed as Exhibit 10.1 thereto.

Item 7.01	Regulation FD Disclosure.

On March 13, 2014, the Company issued a press release announcing that the FRB had terminated the Formal Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated March 13, 2014, announcing termination of Formal Agreement with the Federal Reserve Bank of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: March 13, 2014	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer (Principal Financial Officer)